Exhibit 99.1
CANADIAN DISTRIBUTION
News Release: IMMEDIATE RELEASE
For further information contact:

Susan Matthews, Media	317.590.3202
Suzie Singer, Corporate Communications	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES ASSET SALE AGREEMENT

(Columbus, IN, July 23, 2008) Irwin Financial Corporation (NYSE:IFC) today announced it has entered into an agreement that, when completed as expected in the third quarter, will transfer ownership of the Corporation's small-ticket leasing assets in Canada to Roynat Inc., a wholly-owned subsidiary of Scotiabank Group, headquartered in Toronto, Ontario, Canada. This agreement is subject to required regulatory approval.

"We are pleased to announce that we have reached an agreement to sell our small ticket leasing business in Canada to Roynat Inc.," said Will Miller, Chairman and CEO of Irwin Financial.

Irwin Financial expects to release its second quarter 2008 results and pro forma results that reflect the effect of this transaction when it files its next Form 10-Q.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation provides a broad range of banking services to small businesses and consumers in selected markets.

About Forward-Looking Statements

This press release contains forward-looking statements that are based on management's expectations, estimates, projections, and assumptions. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Other than statements of historical fact, statements about the expected completion of the sale of the Corporation's Canadian small-ticket leasing business and the expected release and filing of results that reflect the effect of this transaction are forward-looking statements. Actual future results may differ materially from what is projected due to a variety of factors, including, but not limited to, unforeseen difficulties the parties may experience in completing the transaction as currently contemplated, such as a material adverse change in the sellers, a failure to obtain the necessary regulatory approvals or third-party consents or to meet closing conditions, or unanticipated regulatory constraints. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

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